Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE
For further information:
Investor Relations &
Media:	Corporate Communications:
Kerry Beth Daly	Amy Hedison
Fleishman-Hillard	EXACT Sciences
P: (617) 267-8223	P: (508) 683-1252
E: dalyk@fleishman.com	E: ahedison@exactsciences.com

EXACT SCIENCES ANNOUNCES THIRD QUARTER 2004 RESULTS

MARLBOROUGH, Mass. – (October 25, 2004) – EXACT Sciences Corporation (NASDAQ: EXAS) announced today financial results for the third quarter ending September 30, 2004.

For the quarter ending September 30, 2004, revenues totaled $1.3 million, versus revenues of $0.9 million for the quarter ending September 30, 2003.  For the first nine months of 2004, revenues totaled $3.7 million, versus $1.7 million for the same time period of 2003.  For the third quarter and first nine months of 2004, revenues reflect the amortization of up-front license fee payments from Laboratory Corporation of America® Holdings (LabCorp®), royalties on PreGen-Plus™ tests, and sales of Effipure™ units to LabCorp.  From January 1, 2004 through the third quarter of 2004, over 3,300 PreGen-Plus tests have been accessioned by LabCorp.

Net loss for the quarter ending September 30, 2004 totaled $4.4 million, or $0.17 per share, compared to a net loss of $6.9 million, or $0.36 per share, for the quarter ending September 30, 2003.  Net loss for the first nine months of 2004 was $14.0 million, or $0.56 per share, versus a net loss of $22.6 million, or $1.20 per share for the first nine months of 2003.

As of September 30, 2004, EXACT Sciences had approximately $55 million in cash, cash equivalents and short-term investments.

“We continue to believe that we will need to achieve certain catalysts, such as inclusion into the Medicare program and screening guidelines, before we see sustained growth in sales,” said Don Hardison, EXACT Sciences’ President and CEO.  “In the meantime, as we wait for the publication of our multi-center study results, which is a gating factor for these catalysts, we are seeing significant results from our applied research efforts.  We recently presented data describing the substantial increase in sensitivity in colorectal cancer tissues achieved through a reformulation of the PreGen-Plus technology.  We believe that this exciting work, along with our efforts to optimize DNA stability, could drive the development of a second-generation PreGen-Plus test with enhanced performance characteristics.  Plans are in place to validate these research findings in stool samples, which will assist in assessing the clinical and commercial potential of this reformulated assay.”

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Operating Highlights

Commercial

•                  In the third quarter of 2004, the number of tests accessioned by LabCorp decreased by approximately 8% versus the number of tests accessioned in the second quarter of 2004.

•                  More than 150 third-party payors have paid for PreGen-Plus to date.  Of the claims that have been submitted to date, there have been very few denials of coverage.

•                  Through the first eight months of 2004, approximately 1,200 physician accounts had ordered at least one PreGen-Plus test.

Clinical

•                  A manuscript discussing the results from the Company’s multi-center study of PreGen-Plus versus FOBT, which was completed in the third quarter of 2003, was submitted to a peer-reviewed journal at the end of 2003.  The timing of any acceptance and publication of the manuscript by a peer-reviewed medical journal is outside of the control of the Company.

•                  Several abstracts relating to potential enhancements to the PreGen-Plus technologies have been accepted for presentation at a number of conferences, including the Conference on Colon Cancer in Murine Models and the Human, hosted by Jackson Laboratory, and the Association for Molecular Pathology 2004 Annual Meeting.  In addition, an abstract describing the potential for PreGen-Plus to positively impact screening rates was presented at the Annual Meeting of the North American Menopause Society.

•                  A study of the impact of the Effipure™ sample preparation technology on the sensitivity of PreGen-Plus was published in this quarter’s issue of the Journal of Molecular Diagnostics.  The Company expects that a paper describing the positive impact PreGen-Plus may have on patient compliance with colorectal cancer screening will be published in the first quarter of 2005.

Financial

•                  The Company continues to account for PreGen-Plus royalties on a cash basis.

Third Quarter 2004 Conference Call

EXACT Sciences will host a conference call discussing the Company’s third quarter 2004 operating and financial results, expectations for the future, and information regarding clinical studies and study data, at 8:30 a.m. EDT on Tuesday, October 26, 2004.  A live Webcast of the conference call, as well as an archived version following the completion of the call, will be available at www.exactsciences.com by clicking on the Investor Relations link.  The conference call and Webcast are open to all interested parties.

Information for the call is as follows:

Domestic callers:          877-809-1575

International callers:    706-679-5918

A replay of the conference call will be available two hours following the completion of the conference call, for 48 hours.  Information for the replay is as follows:

Domestic callers:          800-642-1687

International callers:    706-645-9291

PIN #:     1590827

About EXACT Sciences Corporation

EXACT Sciences Corporation is a leader in rapidly applying genomics knowledge to develop effective, patient-friendly screening methods to detect cancer early, to assist physicians in saving patients’ lives.  Its first commercial test, PreGen-Plus™, is used for screening colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, its future sales volumes, revenues and expenses, its business outlook and business momentum (including the size of the potential market for its technologies), the protocols used in and expectations for clinical studies concerning the Company’s technologies,  the likelihood of third-party reimbursement of its technologies and the future inclusion of its products in reimbursement guidelines, the coverage of its technologies by peer-reviewed journals,  the Company’s marketing and sales strategies and programs and their likely future success, the development of new  technologies to enhance the sensitivity of its products in the detection of cancer, and the effectiveness and market acceptance of its technologies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, the ability of EXACT Sciences to become profitable; the success of its strategic relationship with LabCorp; its ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ products and services; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance of the PreGen-Plus test; the ability of EXACT Sciences or LabCorp to lower costs through automating and simplifying key operational processes; the inclusion of PreGen-Plus in cancer screening guidelines; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements, the U.S. Department of Transportation and the Clinical Laboratory Improvement Amendments; the ability to protect EXACT Sciences’ intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights; the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer; and the ability to raise additional capital on acceptable terms.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent SEC filings.

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Statement of Operations Data

	Three Months Ended September 30,
In thousands, except per share data	2004	2003
Revenues:
Product royalty	$41	$—
License fees	1,128	905
Product revenue	92	13
Total revenues	1,261	918

Gross Profit (Loss):
Product royalty	39	—
License fees	1,128	905
Product revenue	(129)	—
Total gross profit	1,038	905

Operating Expenses:
Research and development	2,518	4,312
Selling, general and administrative	2,946	3,229
Stock-based compensation	154	329
Total operating expenses	5,618	7,870
Loss from operations	(4,580)	(6,965)

Interest income	177	103
Net loss	$(4,403)	$(6,862)

Net loss per share:
Basic and diluted	$(0.17)	$(0.36)

Weighted average common shares outstanding:
Basic and diluted	26,138	19,024

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Statement of Operations Data

	Nine Months Ended September 30,
In thousands, except per share data	2004	2003
Revenues:
Product royalty	$98	$—
License fees	3,385	1,715
Product revenue	177	17
Total revenues	3,660	1,732

Gross Profit (Loss):
Product royalty	92	—
License fees	3,385	1,715
Product revenue	(132)	1
Total gross profit	3,345	1,716

Operating Expenses:
Research and development	8,292	13,917
Selling, general and administrative	9,093	9,837
Stock-based compensation	400	987
Total operating expenses	17,785	24,741

Loss from operations	(14,440)	(23,025)

Interest income	467	396
Net loss	$(13,973)	$(22,629)

Net loss per share:
Basic and diluted	$(0.56)	$(1.20)

Weighted average common shares outstanding:
Basic and diluted	25,056	18,851

EXACT SCIENCES CORPORATION

Condensed Unaudited Balance Sheet Data

(In thousands)

	September 30, 2004	December 31, 2003
Assets
Cash and cash equivalents	$16,553	$14,200
Short-term investments	38,604	13,607
Prepaid expenses	1,761	1,283
Property and equipment, net	2,205	2,919
Patent costs, net and other assets	2,361	2,672
Total assets	$61,484	$34,681

Liabilities and stockholders’ equity
Total current liabilities	6,711	6,724
Deferred licensing fees, less current portion	12,344	15,729
Total stockholders’ equity	42,429	12,228
Total liabilities and stockholders’ equity	$61,484	$34,681

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